Exhibit 10.1

COMPLIANCE AMENDMENT 2012-1
TO THE
CON-WAY INC.
2005 SUPPLEMENTAL EXCESS RETIREMENT PLAN
(AMENDED AND RESTATED DECEMBER 2008)

The Con-way Inc. 2005 Supplemental Excess Retirement Plan (Amended and Restated December 2008) (the "Plan"), is hereby amended as follows, pursuant to Section 5.01 of the Plan, effective as stated herein. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Plan.

1.    Section 3.04-1(c) (“Time and Form of Benefits”) is amended by deleting that section in its entirety and replacing it with the following to ensure that a change to the Retirement Plan's definition of actuarial equivalence effective October 1, 2012 will satisfy the applicable requirements of Treas. Reg. 1.409A-2(b)(2)(ii)(C) such that the Plan's joint and survivor annuities will not fail to be treated as actuarially equivalent to a single life annuity due solely to the value of a subsidized survivor annuity benefit:

“(c)    If the Participant has a Spouse when benefits would have commenced:

(i)    For benefits that commence prior to October 1, 2012, benefits were paid in the form of a life annuity with fifty percent (50%) payments continued to the Spouse, an Actuarially Equivalent annuity with seventy-five percent (75%) payments continued to the Spouse or an Actuarially Equivalent annuity with full, unreduced payments continued to the Spouse.

(ii)    For benefits that commence on or after October 1, 2012, benefits were paid in any of the joint and survivor annuity forms available in (i) above, but also as a single life annuity that is Actuarially Equivalent to the Basic Benefit that would have been paid to the Participant had there been no Spouse when benefits would have commenced.

The Participant may elect any of these joint and survivor annuity options and, for benefits commencing on or after October 1, 2012, the single life annuity option, at the time of benefit commencement.”

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CON-WAY INC.

By:

Print Name: ________________________

Title:	Senior Vice President, Human Resources

Executed:    __________, 2012